Exhibit 99.1

Femasys Announces $3.9 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

ATLANTA, April 19, 2023 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company aiming to meet women’s needs by developing a suite of products and product candidates that include minimally invasive, in-office technologies for reproductive health, today announced that it has entered into a definitive agreement for the issuance and sale of an aggregate of 3,196,722 of its shares of common stock (or common stock equivalents) at a purchase price of $1.22 per share (or common stock equivalent) in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, Femasys has also agreed to issue and sell unregistered warrants to purchase up to an aggregate of 3,196,722 shares of common stock. The offering is expected to close on or about April 20, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants will have an exercise price $1.095 per share, will become exercisable immediately upon issuance and have a term of five and one-half years from the date of issuance.

The gross proceeds to the Company from the offering are expected to be approximately $3.9 million, before deducting the placement agent’s fees and other offering expenses payable by Femasys. Femasys currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock (or common stock equivalents) offered in the registered direct offering (but excluding the unregistered warrants offered in the concurrent private placement and the shares of common stock underlying such unregistered warrants) are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-266001), including a base prospectus, previously filed with the Securities and Exchange Commission (SEC) on July 1, 2022 and declared effective by the SEC on July 12, 2022. The offering of the shares of common stock (or common stock equivalents) to be issued in the registered direct offering are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The offer and sale of the unregistered warrants described above are being made in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Femasys

Femasys Inc. is a biomedical company aiming to meet women’s needs worldwide by developing a suite of products and product candidates that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company’s products currently marketed in the United States, include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath™, an intrauterine catheter for selective evaluation of the fallopian tubes, and FemCerv®, an endocervical tissue sampler that is the first product of the technology platform for tissue sampling.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect, and include, among others, statements regarding the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the anticipated use of proceeds therefrom. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: market and other conditions, our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors

Chuck Padala

LifeSci Advisors, LLC

+1-917-741-7792

chuck@lifesciadvisors.com

Femasys Inc.

Investor Contact:

IR@femasys.com

Media Contact:

Media@femasys.com